                                                                    EXHIBIT 4(b)
                                                                    ------------

                   HANGER ORTHOPEDIC GROUP, INC., as Issuer,


                                      and


                      THE ORIGINAL SUBSIDIARY GUARANTORS
                              (as defined herein)


                                      and


                     THE ADDITIONAL SUBSIDIARY GUARANTORS
                              (as defined herein)


                                      and


               U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

                               -----------------

                         FIRST SUPPLEMENTAL INDENTURE

                          Dated as of August 12, 1999

                                      to

                                   INDENTURE

                           Dated as of June 16, 1999

                               -----------------

                  11 1/4% Senior Subordinated Notes due 2009

     FIRST SUPPLEMENTAL INDENTURE, dated as of August 12, 1999, among Hanger Orthopedic Group, Inc., a Delaware corporation (the "Company"), each of the Company's Domestic Restricted Subsidiaries that was a party as a Guarantor to the Original Indenture referred to below (the "Original Subsidiary Guarantors"), each of the Company's Domestic Restricted Subsidiaries that is a party as a Guarantor to this First Supplemental Indenture (the "Additional Subsidiary Guarantors") (the Original Subsidiary Guarantors and the Additional Subsidiary Guarantors collectively referred to as the "Subsidiary Guarantors"), and U.S. Bank Trust National Association, a national banking association, as Trustee (the "Trustee").

     WHEREAS, the Company, the Original Subsidiary Guarantors and the Trustee executed an Indenture, dated as of June 16, 1999 (the "Indenture"), in respect of up to $300,000,000 aggregate principal amount of the Company's 11 1/4% Senior Subordinated Notes due 2009 (the "Securities");

     WHEREAS, Section 4.20 of the Indenture requires, under circumstances specified in Section 4.20, that the Company shall cause certain Subsidiaries of the Company to execute and deliver to the Trustee a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Subsidiaries of the Company shall be named as additional Subsidiary Guarantors; and

     WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                   ARTICLE I

                                  AMENDMENTS

     Section 1. The Company, the Subsidiary Guarantors and the Trustee hereby amend the Indenture and agree that each of the Subsidiary Guarantors shall be a Guarantor for all purposes under the Indenture and the term "Guarantor" shall for all purposes under the Indenture specifically include both the Original Subsidiary Guarantors and the Additional Subsidiary Guarantors.

                                  ARTICLE II

                           MISCELLANEOUS PROVISIONS

     Section 2.1. Terms defined. For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

     Section 2.2. Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

     Section 2.3. Governing Law. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said state without regard to the principles of the conflict of laws provisions thereof.

     Section 2.4. Successors and Assigns. All agreements of the Company and the Subsidiary Guarantors shall bind their successors and assigns.

     Section 2.5. Multiple Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 2.6. Effectiveness. The provisions of this First Supplemental Indenture shall become effective immediately upon its execution and delivery by the Trustee in accordance with the provisions of Article Nine of the Indenture.

     Section 2.7. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Subsidiary Guarantors by corporate action or limited liability company action or otherwise, the due execution hereof by the Company, and the Subsidiary Guarantors or the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

                                  SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                             COMPANY

                             HANGER ORTHOPEDIC GROUP, INC.


              By:    __________________________________________________________
              Name:  Ivan R. Sabel
              Title: Chairman and Chief Executive Officer


              By:    __________________________________________________________
              Name:  Richard A. Stein
              Title: Secretary and Chief Financial Officer

              ORIGINAL SUBSIDIARY GUARANTORS:

                                                             State or Other
                                                             Jurisdiction of
                                                             Incorporation or
                        Name                                 Organization
                        ----                                 ------------
              HANGER PROSTHETICS & ORTHOTICS,
               INC.                                          Delaware
              SOUTHERN PROSTHETIC SUPPLY, INC.               Georgia
              SEATTLE ORTHOPEDIC GROUP, INC.                 Delaware
              OPNET, INC.                                    Nevada
              EUGENE TUEFEL & SON ORTHOTICS &
               PROSTHETICS, INC.                             Pennsylvania
              HPO ACQUISITION CORP.                          Delaware


              By:    __________________________________________________________
              Name:  Ivan R. Sabel
              Title: Chairman, President and Chief
                     Executive Officer

              By:    ___________________________________________________________
              Name:  Richard A. Stein
              Title: Secretary and Chief Financial Officer

              ADDITIONAL SUBSIDIARY GUARANTORS:

                                                             State or Other
                                                             Jurisdiction of
                                                             Incorporation or
                        Name                                 Organization
                        ----                                 ------------
              NOVACARE ORTHOTICS &
               PROSTHETICS, INC.                             Delaware
              ADVANCED ORTHOPEDIC
               TECHNOLOGIES, INC.                            Nevada
              ADVANCED ORTHOPEDIC
               TECHNOLOGIES, INC.                            New York
              NOVACARE ORTHOTICS &
               PROSTHETICS HOLDINGS, INC.                    Delaware
              NOVACARE ORTHOTICS &
               PROSTHETICS WEST, INC.                        California
              NOVACARE ORTHOTICS &
               PROSTHETICS EAST, INC.                        Delaware
              ADVANCED ORTHOPEDIC
               TECHNOLOGIES (CLAYTON), INC.                  New Jersey
              ADVANCED ORTHOPEDIC
               TECHNOLOGIES (LETT), INC.                     West Virginia
              ADVANCED ORTHOPEDIC
               TECHNOLOGIES (NEW JERSEY), INC.               New Jersey
              ADVANCED ORTHOPEDIC
               TECHNOLOGIES (NEW MEXICO), INC.               New Mexico
              ADVANCED ORTHOPEDIC
               TECHNOLOGIES (NEW YORK), INC.                 New York
              ADVANCED ORTHOPEDIC
               TECHNOLOGIES (OTI), INC.                      New York
              ADVANCED ORTHOPEDIC
               TECHNOLOGIES (PARMECO), INC.                  West Virginia
              ADVANCED ORTHOPEDIC
               TECHNOLOGIES (SFV), INC.                      California
              ADVANCED ORTHOPEDIC
               TECHNOLOGIES (VIRGINIA), INC.                 Virginia
              ADVANCED ORTHOPEDIC
               TECHNOLOGIES (WEST VIRGINIA),
               INC.                                          West Virginia

              ADVANCED ORTHOPEDIC
               TECHNOLOGIES MANAGEMENT CORP.                     New York
              AD CRAIG COMPANY                                   California
              ADVANCE ORTHOTICS, INC.                            Texas
              ADVANCED ORTHOPEDIC SYSTEMS,
               INC.                                              California
              ADVANCED ORTHOTICS AND
               PROSTHETICS, INC.                                 Washington
              ARTIFICIAL LIMB AND BRACE CENTER                   Arizona
              CENTRAL VALLEY PROSTHETICS &
               ORTHOTICS, INC.                                   California
              CERTIFIED ORTHOPEDIC APPLIANCE
               CO., INC.                                         Arizona
              FRESNO ORTHOPEDIC COMPANY                          California
              HIGH DESERT INSTITUTE OF
               PROSTHETICS AND ORTHOTICS                         California
              MCFARLEN & ASSOCIATES, INC.                        Texas
              PROFESSIONAL ORTHOTICS AND
               PROSTHETICS, INC.                                 New Mexico
              PROFESSIONAL ORTHOTICS AND
               PROSTHETICS, INC. OF SANTA FE                     New Mexico
              PROGRESSIVE ORTHOPEDIC                             California
              ROBIN-AIDS PROSTHETICS, INC.                       California
              SALEM ORTHOPEDIC & PROSTHETIC,
               INC.                                              Oregon
              SAN JOAQUIN ORTHOPEDIC, INC.                       California
              TEXOMA HEALTH CARE CENTER, INC.                    Texas
              TUCSON LIMB & BRACE, INC.                          Arizona
              AMERICAN REHABILITATION SYSTEMS,
               INC.                                              Georgia
              ATLANTA PROSTHETICS, INC.                          Georgia
              BOWMAN-SHELTON ORTHOPEDIC
              SERVICE, INCORPORATED                              Oklahoma
              CAHILL ORTHOPEDIC LABORATORY,
               INC.                                              New York
              DALE CLARK PROSTHETICS, INC.                       Iowa
              E.A. WARNICK-POMEROY CO., INC.                     Pennsylvania
              FRANK J. MALONE & SON, INC.                        Pennsylvania
              J.E. HANGER, INCORPORATED                          Missouri
              KROLL'S, INC.                                      Minnesota
              MCKINNEY PROSTHETICS/ORTHOTICS,
               INC.                                              Illinois
              MEADOWBROOK ORTHOPEDICS, INC.                      Michigan
              MEDICAL ARTS O&P SERVICES, INC.                    Wisconsin
              NORTHLAND REGIONAL ORTHOTIC

               AND PROSTHETIC CENTER, INC.                       Minnesota
              OPUS CARE, INC.                                    Illinois
              ORTHO EAST, INC.                                   Massachusetts
              ORTHO-FAB LABORATORIES, INC.                       Illinois
              ORTHOPEDIC APPLIANCES, INC.                        Iowa
              ORTHOPEDIC REHABILITATIVE
               SERVICES, LTD.                                    Illinois
              ORTHOTIC & PROSTHETIC
               REHABILITATION TECHNOLOGIES,
               INC.                                              Florida
              ORTHOTIC SPECIALISTS, INC.                         Michigan
              ORTHOTIC AND PROSTHETIC
               ASSOCIATES, INC.                                  Massachusetts
              PHYSICAL RESTORATION
               LABORATORIES, INC.                                Illinois
              PROSTHETICS-ORTHOTICS
               ASSOCIATES, INC.                                  Illinois
              PROTECH ORTHOTIC AND PROSTHETIC
               CENTER, INC.                                      Illinois
              REHABILITATION FABRICATION, INC.                   Massachusetts
              REID MEDICAL SYSTEM, INC.                          Florida
              SOUTHERN ILLINOIS PROSTHETIC &
              ORTHOTIC OF MISSOURI, LTD.                         Missouri
              SOUTHERN ILLINOIS PROSTHETIC &
               ORTHOTIC, LTD.                                    Illinois
              T.D. REHAB SYSTEMS, INC.                           New Jersey
              UNIVERSITY ORTHOTIC & PROSTHETIC
               CONSULTANTS, LTD.                                 Pennsylvania
              MICA CORPORATION                                   Washington



              By:    __________________________________________________________
              Name:  Ivan R. Sabel
              Title: President and Chief Executive Officer

              By:    __________________________________________________________
              Name:  Richard A. Stein
              Title: Secretary and Director

              TRUSTEE;

              U.S. BANK TRUST NATIONAL ASSOCIATION,
                as Trustee

              By:    __________________________________________________________
              Name:  Richard Prokosch
              Title: Assistant Vice President


                                                                 7